Exhibit 10.77

EXECUTION VERSION

PARENT GUARANTY

THIS PARENT GUARANTY (this “Guaranty”) is made as of             , 2012, by MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation (together with its successors and assigns, the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., acting through its Hong Kong Branch (“JPMCB”), as security agent (together with its successors and assigns, the “Security Agent”), for the ratable benefit of the Holders of Guaranteed Obligations (as defined herein).

W I T N E S S E T H :

WHEREAS, Multi-Fineline Electronix Singapore, Pte. Ltd, as the borrower (the “Borrower”), the financial institutions from time to time party thereto as lenders (the “Lenders”), JPMCB, as facility agent (together with its successors and assigns, the “Facility Agent”), and the Security Agent are parties to a Facility Agreement, dated on or about the date of this Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), pursuant to which the Lenders have agreed to make available certain financial accommodations (by means of making loans) to or for account of the Borrower;

WHEREAS, the Borrower is an indirect Subsidiary of the Guarantor; and

WHEREAS, it is a condition precedent to the Lenders’ obligations to make available to the Borrower the loans and other financial accommodations under the Facility Agreement that the Guarantor shall have executed and delivered this Guaranty, whereby the Guarantor shall guarantee the payment when due of all Guaranteed Obligations (as defined herein);

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Terms defined in the Facility Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

SECTION 2. Representations and Warranties. The Guarantor represents and warrants that:

(a) It is a corporation duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own its property and to conduct its business in each jurisdiction in which its business is conducted.

(b) It has the requisite power and authority to execute and deliver this Guaranty and each other Finance Document to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Guarantor of this Guaranty and each other Finance Document to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by proper proceedings, and this Guaranty and each other Finance Document to which is it party constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing.

(c) Neither the execution and delivery by it of this Guaranty or any other Finance Document to which the Guarantor is a party, nor the consummation by it of the transactions herein or therein contemplated, nor compliance by it with the provisions hereof or thereof, will (i) conflict with the charter of the Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule, regulation, order, writ, judgment, injunction, decree or award (including, without limitation, any environmental property transfer laws or regulations) applicable to the Guarantor or any provisions of any indenture, instrument or agreement to which the Guarantor is party or is subject, or by which it or its property is bound or affected, or require termination of any such indenture, instrument or agreement, (iii) result in the creation or imposition of any Security whatsoever upon the Guarantor or any of the property or assets of the Guarantor, other than Security permitted or created by the Finance Documents to which it is a party or (iv) require any approval of the Guarantor’s board of directors or shareholders, except such as have been obtained. The execution, delivery and performance by the Guarantor of this Guaranty and each of the Finance Documents to which the it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority, including under any environmental property transfer act or environmental laws or regulations, except filings, consents or notices which have been made.

(d) Under the law of the jurisdiction of incorporation of the Guarantor, it is not necessary that this Guaranty or the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guaranty or those Finance Documents or the transactions contemplated hereby or thereby (save in each case for complying with any applicable Perfection Requirements).

(e) No event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Guarantor or any of its Subsidiaries or to which the Guarantor’s or any of its Subsidiaries’ assets are subject which would reasonably be expected to have a Material Adverse Effect.

(f) Any factual information provided by or on behalf of the Guarantor or any of its Subsidiaries in connection herewith or with any Finance Document to which the Guarantor or such Subsidiary is a party was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. Nothing has occurred or been omitted from the factual information referred to in the immediately preceding sentence and no information has been given or withheld that results in any of the factual information being untrue or misleading in any material respect.

(g) The Original Financial Statements of the Guarantor (i) were prepared in accordance with GAAP consistently applied and (ii) fairly represent the consolidated financial condition and operations of the Guarantor as at the end of and for the relevant financial year. There has been no material adverse change in the Guarantor’s business or financial condition the business or consolidated financial condition of the Guarantor and its Subsidiaries since 30 September 2011.

(h) The Guarantor’s payment obligations hereunder and under the other Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(i) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (other than those of a frivolous or vexatious nature), which (i) would result in the Guarantor and/or any of its Subsidiaries incurring an aggregate liability in excess of US$5,000,000 or (ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief, having made all due and careful enquiry) been started or threatened against the Guarantor or any of its Subsidiaries.

(j) Any person specified as its authorized signatory under Schedule 2 to the Facility Agreement is authorized to sign notices on the Guarantor’s behalf.

(k) The Guarantor and each of the Obligors has (i) complied with all Environmental Laws to which it may be subject, (ii) maintained all Environmental Licenses required in connection with its business and has complied with the terms of those Environmental Licenses and (iii) procured that any products or components it supplies are compliant with applicable Environmental Laws of the markets on which such products or components are placed, in each case, where failure to do so would reasonably be expected to have a Material Adverse Effect.

(l) No (i) property currently or previously occupied or owned by the Guarantor or any of its Subsidiaries (including any offsite waste management or disposal location operated or owned at any time by it or any of its Subsidiaries) is or was contaminated with any Hazardous Substance or in a contaminated state during its period of occupation or ownership or (ii) discharge, release, leaching, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, onto, under or from that property, in each case, in circumstances where this would reasonably be expected to have a Material Adverse Effect or result in any liability for any Finance Party.

(m) The Guarantor and each of its Subsidiaries has paid all Taxes required to be paid by it within the time period allowed for payment without incurring any penalties for non payment other than any Taxes (i) being contested by it in good faith and in accordance with the relevant procedures, (ii) which have been disclosed to the Mandated Lead Arranger and for which adequate reserves are being maintained in accordance with GAAP and (iii) where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security ranking in priority to the claims of any Finance Party hereunder or under any other Finance Document to which the Guarantor or such Subsidiary is a party or to any Security created under any Security Document to which the Guarantor or such Subsidiary is a party.

(n) The Guarantor is not insolvent or unable to pay its debts (including subordinated and contingent debts) nor will it become so in consequence of entering into this Guaranty or any other Finance Document and/or performing any transaction contemplated hereby thereby. The value of the assets of the Guarantor is not less than its liabilities (taking into account contingent and prospective liabilities) and the value of its assets will not become less than its aforesaid liabilities in consequence of entering into this Guaranty or any other Finance Document and/or performing any transaction contemplated hereby or thereby. For the purposes of determining the liabilities of the Guarantor under this paragraph (n), any loans granted to the Guarantor by any of its direct or indirect shareholders shall not be taken into account. The Guarantor has not taken any corporate action nor has any legal proceedings or other procedure or step been taken, started or threatened in relation to anything referred to in Clause 21.7 (Insolvency proceedings) of the Facility Agreement.

(o) Neither the Guarantor nor any of their respective directors, executive officers, brokers or other agents acting or benefiting in any capacity in connection with the Facility (i) is currently subject to any Sanctions, (ii) is a Designated Person, (iii) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (iv) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to any Anti-Terrorism Law or (v) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law.

(p) Neither the Guarantor nor any of their respective directors, executive officers, brokers or other agents acting or benefiting in any capacity in connection with the Facility has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, in each case, in violation of any applicable laws including but not limited to the Prevention of Corruption Act, Chapter 241 of Singapore and the United States Foreign Corrupt Practices Act of 1977.

(q) The Guarantor is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any person in relation to this Guaranty and the other Finance Documents to which it is a party.

(r) Neither the Guarantor nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in Singapore in relation to the Finance Documents, it will not be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.

(s) The choice of law specified in each Finance Document as the governing law of that Finance Document will be recognised and enforced in the jurisdiction of incorporation of each Obligor party thereto and any judgment obtained in the jurisdiction of the governing law of a Finance Document in relation to that Finance Document will be recognised and enforced in the jurisdiction of incorporation of each Obligor party thereto.

(t) The representations in paragraphs (e) and (f) are deemed to be made by the Guarantor by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period.

SECTION 3. The Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees the full and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of (i) the obligations to each Finance Party under the Finance Documents, including, without limitation, all Loans and all other obligations of the Borrower and all other sums now or hereafter owed by the Borrower to the Finance Parties under the Facility Agreement and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Borrower of all of the agreements, conditions, covenants and obligations of the Borrower contained in the Finance Documents (all of the foregoing the “Guaranteed Obligations” and the Security Agent, the Lenders, any other Finance Parties and their respective affiliates which are the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Guaranteed Obligations”). Upon (x) the failure by the Borrower to pay punctually any such amount or perform any of the Guaranteed Obligations (any such failure, an “Event of Default”), and (y) such Event of Default continuing beyond any applicable grace or notice and cure period, the Guarantor agrees that it shall promptly on demand pay such amount or perform such obligation at the place and in the manner specified in the applicable Finance Document. The Guarantor hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

SECTION 4. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(b) any modification or amendment of or supplement to the Facility Agreement or any other Finance Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations;

(c) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(d) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Guarantor, any of its Subsidiaries or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Guarantor, such Subsidiary or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Guarantor, such Subsidiary or any other guarantor of any of the Guaranteed Obligations;

(e) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any of its Subsidiaries, any other guarantor of any of the Guaranteed Obligations, the Security Agent, any other Holder of Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Guarantor, any of its Subsidiaries or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Facility Agreement or any other Finance Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Guarantor, such Subsidiary or such other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;

(g) the failure of the Security Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

(h) the election by, or on behalf of, any one or more of the Holders of Guaranteed Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(i) any borrowing or grant of a security interest by the Guarantor or any of its Subsidiaries, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(j) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Guaranteed Obligations or the Security Agent for repayment of all or any part of the Guaranteed Obligations;

(k) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(l) any other act or omission to act or delay of any kind by the Guarantor, any of its Subsidiaries, any other guarantor of the Guaranteed Obligations, the Security Agent, any other Holder of Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder except as provided in Section 5.

SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments shall have terminated or expired. If at any time any payment of any amount payable by the Borrower under the Facility Agreement or any other Finance Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, the Guarantor or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated but if currency control or exchange regulations are imposed in the country which issues such currency with the result such currency (the “Original Currency”) no longer exists or the Guarantor is not able to make payment in such Original Currency, then all payments to be made by the Guarantor hereunder in such currency shall instead be made when due in US Dollars in an amount equal to the US Dollar amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that the Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

SECTION 6. General Waivers; Additional Waivers.

(a) General Waivers. The Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Finance Documents, as well as any requirement that at any time any action be taken by any Person against the Guarantor, any of its Subsidiaries, any other guarantor of the Guaranteed Obligations, or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, the Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i) any right it may have to revoke this Guaranty as to future indebtedness;

(ii) (1) notice of acceptance hereof; (2) the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor’s right to make inquiry of the Security Agent and the Holders of Guaranteed Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Guarantor, any of its Subsidiaries or of any other fact that might increase the Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments evidencing the Guaranteed Obligations; (6) notice of any Event of Default; and (7) all other notices (except if such notice is specifically required to be given to the Guarantor hereunder or under such instruments and demands to which the Guarantor might otherwise be entitled);

(iii) its right, if any, to require the Security Agent and the other Holders of Guaranteed Obligations to institute suit against, or to exhaust any rights and remedies which the Security Agent and the other Holders of Guaranteed Obligations has or may have against, any of its Subsidiaries or any third party, or against any collateral provided by any of its Subsidiaries or any third party, and the Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of any of its Subsidiaries or by reason of the cessation from any cause whatsoever of the liability of any of its Subsidiaries in respect thereof;

(iv) (a) any rights to assert against the Security Agent and the other Holders of Guaranteed Obligations any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against any of its Subsidiaries or any other party liable to the Security Agent and the other Holders of Guaranteed Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense the Guarantor has to performance hereunder, and any right the Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Security Agent’s and the other Holders of Guaranteed Obligations’ rights or remedies against any of its Subsidiaries or any other guarantor of the Guaranteed Obligations; (2) the alteration by the Security Agent and the other Holders of Guaranteed Obligations of the Guaranteed Obligations; (3) any discharge of any of its Subsidiaries’ obligations to the Security Agent and the other Holders of Guaranteed Obligations by operation of law as a result of the Security Agent’s and the other Holders of Guaranteed Obligations’ intervention or omission; or (4) the acceptance by the Security Agent and the other Holders of Guaranteed Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor’s liability hereunder; and

(v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Security Agent and the other Holders of Guaranteed Obligations; or (b) any election by the Security Agent and the other Holders of Guaranteed Obligations under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantor.

SECTION 7. Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a) Subordination of Subrogation. Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash, the Guarantor (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Holders of Guaranteed Obligations or the Security Agent now have or may hereafter have against any of its Subsidiaries, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Holders of Guaranteed Obligations and the Security Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any of its Subsidiaries to the Holders of Guaranteed Obligations. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. The Guarantor acknowledges and agrees that this subordination is intended to benefit the Security Agent and the other Holders of Guaranteed Obligations and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Security Agent, the other Holders of Guaranteed Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(a).

(b) Subordination of Intercompany Indebtedness. The Guarantor agrees that any and all claims of the Guarantor against the Borrower with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from the Borrower with respect to Intercompany Indebtedness. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Borrower, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Borrower shall be and are subordinated to the rights of the Holders of Guaranteed Obligations and the Security Agent in those assets. The Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid and satisfied (in cash) and all Commitments shall have been terminated or expired. If all or any part of the assets of the Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Borrower is dissolved or if substantially all of the assets of the Borrower are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of the Borrower to the Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Security Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination or expiration of the Commitments, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Guaranteed Obligations and shall promptly deliver the same to the Security Agent, for the benefit of the Holders of Guaranteed Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Guaranteed Obligations. If the Guarantor fails to make any such endorsement or assignment to the Security Agent, the Security Agent or any of its officers or employees is irrevocably authorized to make the same. The Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all such arrangements have been terminated, the Guarantor will not assign or transfer to any Person (other than the Security Agent) any claim any the Guarantor has or may have against the Borrower.

SECTION 8. Intentionally omitted.

SECTION 9. Information Undertakings.

(a) The Guarantor shall supply to the Security Agent in sufficient copies for all the Lenders (i) as soon as the same become available, but in any event, within ninety (90) days after the end of each of the Guarantor’s financial years, the Guarantor’s audited consolidated financial statements and management reports for the financial year and (ii) as soon as the same become available, but in any event, within sixty (60) days after the end of each of the Guarantor’s financial quarters, the Guarantor’s unaudited consolidated and consolidating financial statements and management reports for that financial quarter. Each set of financial statements delivered by the Guarantor hereunder shall be prepared using GAAP and certified by a director of the Guarantor as fairly representing its (of, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b) The Guarantor shall supply to the Security Agent (i) all material documents relating to its financial condition dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched and (ii) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Guarantor or any of its Subsidiaries and which (A) would result in the Guarantor and/or any of its Subsidiaries incurring an aggregate liability in excess of US$5,000,000 or (B) if adversely determined, would reasonably be expected to have a Material Adverse Effect and (iv) promptly, notice of any change in its authorized signatories signed by a director or company secretary accompanied by specimen signatures of any new authorized signatories; and promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent or the Security Agent) may reasonably request provided that the Guarantor shall not have to disclose any such information if the Guarantor is subject to any contractual obligation binding on it which prohibits it from making such disclosure (provided that it shall use its reasonable endeavors to obtain any necessary consents or releases in respect of such obligations).

(c) The Guarantor shall keep books and records which accurately reflect in all material respects all of its business, affairs and transactions and, if the Facility Agent or the Security Agent is of the reasonable opinion that the Guarantor is in breach of its obligations hereunder or under any other Finance Document to which it is party or a Default has occurred, permit (or, as the case may be, ensure that permission is given to) any Finance Party or any of its representatives, at reasonable times and intervals, and giving no less than five Business Days’ prior notice, to visit any of its offices, to inspect any of its books and records and to discuss its financial matters with its officers and auditors. The cost and expense of each such visit shall be borne by the Guarantor.

(d) If (i) any existing law or regulation, or the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this agreement, (ii) any change in the status of the Guarantor after the date of this Agreement or (iii) any transfer of legal or beneficial ownership in the share capital of the Guarantor or any change of control of any such share capital or any issue or allotment of any share capital the Guarantor obliges any Finance Party to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Guarantor shall promptly upon the request of that Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Finance Party in order for that Finance Party to carry out and be reasonably satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated hereunder or under any other Finance Document.

(e) The Guarantor shall supply to any Finance Party any information which that Finance Party reasonably requires in order to manage its risk in relation to terrorism, money laundering, or any Sanction or to comply with any law or regulation in Singapore, the United States or any other country. The Guarantor agrees that any such Finance Party may disclose any information concerning any Obligor to any law enforcement agency, regulatory agency or court where required by any such law or regulation in Singapore, the United States or any other country and to any correspondent bank that that Finance Party uses to make a payment for the purpose of compliance with any such law or regulation.

SECTION 10. General Undertakings. The undertakings in this Section 10 remain in force from the date of this Guaranty for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

(a) The Guarantor shall (and shall ensure that each Obligor will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect (and supply certified copies to the Facility Agent of) any Authorisation required under any applicable law or regulation (i) to enable it to perform its obligations hereunder or under any Finance Document to which it is a party, (ii) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Guaranty and any other Finance Document to which it is a party and (iii) to enable it to carry on its business as it is being conducted from time to time if failure to obtain, comply with or maintain any such Authorisation would reasonably be expected to have a Material Adverse Effect. The Guarantor shall (and shall ensure that each Obligor will) ensure that the Perfection Requirements are promptly complied with.

(b) The Guarantor shall (and shall ensure that each Obligor will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations hereunder or under any other Finance Documents to which it is a party.

(c) The Guarantor shall (and shall ensure that each Obligor will) ensure that its obligations hereunder and under the other Finance Documents to which it is a party rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(d) The Guarantor shall (and shall ensure that each Obligor will) at its own expense, promptly take all such action as the Facility Agent or the Security Agent may require (i) reasonably, for the purpose of perfecting or protecting the Facility Agent’s, the Security Agent’s or the Finance Parties’ rights under, and preserving the Security intended to be created or evidenced by, or under any of the Finance Documents and (ii) (on the occurrence of an Event of Default which is continuing) for the purpose of facilitating the realization of any of that Security in accordance with the terms of the relevant Security Documents, including the execution of any transfer, conveyance, assignment or assurance of any asset and the giving of any notice, order or direction and the making of any registration which the Facility Agent or the Security Agent may require. The Guarantor shall not (and shall ensure that no Obligor will) do, or consent to the doing of, anything which might prejudice the validity, enforceability or priority of any of the Security created pursuant to the Security Documents.

(e) The Guarantor shall not (and shall ensure that no other member of the Group (other than MFLEX Chengdu and MFlex Suzhou) will) create or permit to subsist any Security or Quasi Security over any of its assets, except:

(i) the Security created pursuant to any of the Security Documents;

(ii) any netting or set-off arrangement entered into by any member of the Group (other than MFLEX Chengdu and MFlex Suzhou) in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii) any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group (other than MFLEX Chengdu and MFlex Suzhou) for the purpose of (A) hedging any risk to which any member of the Group (other than MFLEX Chengdu and MFlex Suzhou) is exposed in its ordinary course of trading or (B) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv) any lien arising solely by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(v) any Security or Quasi-Security over or affecting any asset acquired by any member of the Group (other than MFLEX Chengdu and MFlex Suzhou) after the date of this Agreement if (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group (other than MFLEX Chengdu and MFlex Suzhou), (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group (other than MFLEX Chengdu and MFlex Suzhou) and (C) the Security or Quasi-Security is removed or discharged within one month of the date of acquisition of such asset;

(vi) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company, (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (C) the Security or Quasi-Security is removed or discharged within one month of that company becoming a member of the Group;

(vii) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group (other than MFLEX Chengdu and MFlex Suzhou) in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group (other than MFLEX Chengdu and MFlex Suzhou);

(viii) any Security or Quasi-Security created pursuant to any Finance Document;

(ix) any Security or Quasi-Security created or any arrangement or transaction entered into with the consent of the Majority Lenders;

(x) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group (other than MFLEX Chengdu and MFlex Suzhou)other than any permitted under clauses (i) through (ix) of this subsection (e)) does not exceed $10,000,000 (or its equivalent in another currency or currencies).

(f) The Guarantor shall not (and shall ensure that no other member of the Group (other than MFLEX Chengdu and MFlex Suzhou) will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset, except:

(i) made in the ordinary course of trading of the disposing entity;

(ii) of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose; or

(iii) of assets where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under clauses (i) or (ii) of this subsection (f)) does not exceed $10,000,000 (or its equivalent in another currency or currencies) in any financial year.

(g) The Guarantor shall not (and shall ensure that no other member of the Group (other than MFLEX Chengdu and MFlex Suzhou) will) make any loan, or provide any form of credit or financial accommodation, to any other person or give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person, except:

(i) guarantees, indemnities or any other form of credit or financial accommodation under or expressly permitted by the Finance Documents;

(ii) loans, guarantees or indemnities approved by the Majority Lenders

(iii) trade credit, guarantees, indemnity, bonds and letters of credit granted, given or issued by a member of the Group (other than MFLEX Chengdu and MFlex Suzhou) on arm’s length terms and in the ordinary course of its trading; or

(iv) any loan, form of credit or financial accommodation made within the Group (other than MFLEX Chengdu and MFlex Suzhou).

(h) The Guarantor shall not (and shall ensure that none of the other Obligors will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(i) The Guarantor shall not declare, pay or make any Distribution, except in the case of a Permitted Payment.

(j) The Guarantor shall procure that no substantial change is made to the general nature of its business or the business of each Obligor from that carried on at the date of this Agreement.

(k) The Guarantor shall (and shall ensure that each of its Subsidiaries will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or similar location and carrying on a similar business.

(l) The Guarantor shall (and shall ensure that each of its Subsidiaries will) pay all Taxes required to be paid by it when due (or, if earlier, before any penalty is or could be imposed, and before any Security is or could be imposed ranking in priority to the claims of any Finance Party or to any Security created pursuant to the Security Documents), except any Taxes:

(i) being contested by the Guarantor or (as the case may be) the relevant Subsidiary in good faith and in accordance with the relevant procedures;

(ii) which have been adequately disclosed in its financial statements, and for which adequate reserves are being maintained in accordance with GAAP; and

(iii) where payment can be lawfully withheld and will not result in the imposition of any penalty or Security as described in this subsection (l).

(m) The Guarantor shall not (and shall ensure that none of its Subsidiaries will) invest in or acquire any share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person; invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person; or enter into any joint venture, consortium, partnership or similar arrangement with any person, except in the case of a Permitted Acquisition.

(n) The Guarantor shall not (and shall ensure that none of its Subsidiaries will) incur (or agree to incur) or have outstanding any Financial Indebtedness for so long as any requirement of Clause 19 (Financial covenants) of the Facility Agreement is not satisfied (subject to Clause 19.3 (Right of cure) of the Facility Agreement) other than any Financial Indebtedness arising under any Finance Document.

(o) The Guarantor shall (and shall ensure that each of its Subsidiaries will) (i) comply with all Environmental Laws to which it may be subject, (ii) obtain all Environmental Licenses required in connection with its business, (iii) comply with all Environmental Licenses obtained in connection with its business and (iv) procure that any product or component it supplies is compliant with applicable Environmental Laws of the market for which such product or component is supplied, in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

(p) The Guarantor shall (and shall ensure that each of the other Obligors will) promptly notify the Facility Agent upon becoming aware of (i) any Environmental Claim or (ii) any communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated, would reasonably be expected to have a Material Adverse Effect or result in any liability for a Finance Party.

(q) (i) The Guarantor shall not (and shall ensure that none of its Subsidiaries will) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person; deal in, or otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to any Anti-Terrorism Law; or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law.

(ii) The Guarantor shall (and shall ensure that each of its Subsidiaries will) deliver to the Facility Agent certificates or other evidence requested from time to time by any Lender (acting reasonably) to confirm its and each of its Subsidiaries’ compliance with this subsection (q).

(iii) Any Finance Party may delay, block or refuse to process any transaction without incurring any liability if that Finance Party reasonably suspects that (A) the transaction breaches any law or regulation in Singapore, the United States or any other country, (B) the transaction involves any person (natural, corporate or governmental) in a manner that would breach any Sanctions imposed by Singapore, the United States or the European Union or imposed by any other country or (C) the transaction may directly or indirectly involve the proceeds of, or proceeds which are to be applied for the purposes of, conduct which is unlawful in Singapore, the United States or any other country.

(iv) The Guarantor shall not (and shall ensure that none of its Subsidiaries will) instruct any Finance Party to carry out or process a transaction if the transaction or the processing of the transaction by that Finance Party would breach any law or regulation in Singapore, the United States or any other country.

(v) The Guarantor shall not (A) apply any amount borrowed by it under the Facility or (B) lend, contribute or otherwise make available such amounts to any other member of the Group, joint venture partner or other person or entity, for the purposes of funding any activity of or with any person, or in any country, that is currently the subject of any Sanctions.

(r) (i) None of the funds or assets of the Guarantor that are used to make all or part of a payment under a Finance Document shall constitute property of, or be beneficially owned directly or indirectly by any Embargoed Person as a result of which an investment in the Guarantor (whether direct or indirect) or the Facility, would be in violation of any Anti-Terrorism Law.

(ii) No Embargoed Person shall have any direct or indirect interest of any nature whatsoever in any Obligor as a result of which an investment in an Obligor (whether direct or indirect) or the Facility would be in violation of any Anti-Terrorism Law.

(s) (i) The Guarantor shall not (and shall ensure that each of its Subsidiary will) fund all or part of any payment under a Finance Document out of proceeds derived from any unlawful activity which would result in any violation of the U.S. Bank Secrecy Act (as amended, including, without limitation, by the USA Patriot Act) and regulations thereunder or any other applicable law or regulation concerning money laundering or the prevention thereof.

(ii) The operations of the Guarantor and its Subsidiaries are, have been and will be conducted at all times in compliance, in all material respects, with all applicable bribery, corruption and money laundering statutes of Singapore and any other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued administered or enforced by any Governmental Agency (collectively, the “Bribery, Corruption and Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency or body or any arbitrator involving the Guarantor or any of its Affiliates with respect to the Money Laundering Laws is pending or, to the knowledge of the Guarantor, threatened.

(t) The Guarantor shall (and shall ensure the each Obligor will) from time to time on request by the Facility Agent or Security Agent (or by any other Finance Party through the Facility Agent or Security Agent) (acting reasonably) do or procure the doing of all such acts and will execute or procure the execution of all such documents as any Finance Party may reasonably consider necessary for giving full effect to each of the Finance Documents to which it is a party or securing to the Finance Parties the full benefits of all rights, powers and remedies conferred upon the Finance Parties hereunder or in any of the Finance Documents to which it is a party.

SECTION 11. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Facility Agreement or any other Finance Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Facility Agreement or such other Finance Document shall nonetheless be payable by the Guarantor hereunder promptly on demand by the Security Agent.

SECTION 12. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Clause 29 of the Facility Agreement at its notice address therein or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Facility Agent in accordance with the provisions of such Clause 29.

SECTION 13. No Waivers. No failure or delay by the Security Agent or any Holder of Guaranteed Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty and the other Finance Documents to which the Guarantor is a party shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Security Agent and the other Holders of Guaranteed Obligations and their respective successors and permitted assigns; provided, that the Guarantor shall not have any right to assign its rights or obligations hereunder without the consent of the Security Agent, and any such assignment in violation of this Section 14 shall be null and void; and in the event of an assignment of any amounts payable the Facility Agreement or any other Finance Document in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness or obligations so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and assigns

SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Security Agent.

SECTION 16. Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction; Service of Process; Jury Trial; Immunity

(a) CONSENT TO JURISDICTION. THE GUARANTOR AND THE SECURITY AGENT HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE SECURITY AGENT TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GUARANTOR AGAINST THE SECURITY AGENT OR ANY AFFILIATE OF THE SECURITY AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY

WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY SHALL BE BROUGHT ONLY IN A COURT IN THE CITY OF NEW YORK.

(b) INTENTIONALLY OMITTED.

(c) WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE SECURITY AGENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER FINANCE DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH ACTION.

(d) TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 18. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 19. Taxes, Expenses of Enforcement, Etc.

(a) Taxes.

(i) All payments by the Guarantor to or for the account of the Security Agent or any other Holder of Guaranteed Obligations hereunder shall be made free and clear of and without deduction for any and all Indemnified Taxes. If the Guarantor shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to the Security Agent or any other Holder of Guaranteed Obligations, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 19(i)) the Security Agent or other Holder of Guaranteed Obligations (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Guarantor shall make such deductions, (c) the Guarantor shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Guarantor shall furnish to the Security Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made. As used in this Section 19, the term “Indemnified Taxes” shall mean all Taxes other than (x) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes (y) Taxes attributable to the Security Agent or any other Holder of Guaranteed Obligations’ failure to comply with the Guarantor’s request to provide forms or documentation necessary to establish an exemption or reduction in withholding tax and (z) any U.S. federal withholding Taxes imposed as a result of a Security Agent or any other Holder of Guaranteed Obligations’ failure to comply with the reporting requirements of Sections 1471 through 1474 of the United States Internal Revenue Code.

(ii) In addition, the Guarantor hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Guaranty (“Other Taxes”).

(iii) The Guarantor hereby agrees to indemnify the Security Agent and any other Holder of Guaranteed Obligations for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed on amounts payable under this Section 19(a)) paid by the Security Agent or such other Holder of Guaranteed Obligations and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Security Agent or such other Holder of Guaranteed Obligations makes demand therefor.

(b) Expenses of Enforcement, Etc. The Guarantor agrees to reimburse the Security Agent and the other Holders of Guaranteed Obligations for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) paid or incurred by the Security Agent or any other Holder of Guaranteed Obligations in connection with the collection and enforcement of amounts due under the Finance Documents, including without limitation this Guaranty.

(c) Mitigation. The provisions of Section 15 of the Facility Agreement shall apply for the benefit of the Guarantor (as if the Guarantor were the Borrower), as if a part hereof.

SECTION 20. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Guaranteed Obligations (including the Security Agent) may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Holder of Guaranteed Obligations or the Security Agent to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of such Holder of Guaranteed Obligations (including the Security Agent) or any of their respective affiliates.

SECTION 21. Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that none of the Holders of Guaranteed Obligations (including the Security Agent) shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Guaranteed Obligations (including the Security Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Holder of Guaranteed Obligations (including the Security Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Guaranteed Obligations (including the Security Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

SECTION 22. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 23. Merger. This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Guaranteed Obligations or the Security Agent.

SECTION 24. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 25. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Guarantor hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Security Agent could purchase the Specified Currency with such other currency at the Security Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by any Holder of Guaranteed Obligations (including the Security Agent), as the case may be, of any sum adjudged to be so due in such other currency such Holder of Guaranteed Obligations (including the Security Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Holder of Guaranteed Obligations (including the Security Agent), as the case may be, in the Specified Currency, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder of Guaranteed Obligations (including the Security Agent), as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds the sum originally due to any Holder of Guaranteed Obligations (including the Security Agent), as the case may be, in the Specified Currency, such Holder of Guaranteed Obligations (including the Security Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to the Guarantor.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

MULTI-FINELINE ELECTRONIX, INC.

By:
Name:
Title:

Signature Page to Parent Guaranty

Acknowledged and Agreed to:

JPMORGAN CHASE BANK, N.A.

ACTING THROUGH ITS HONG KONG

BRANCH, as Security Agent

By:
Name:
Title:

Signature Page to Parent Guaranty